EXHIBIT 24.1

                   CONSENT OF SILVER, FREEDMAN & TAFF, L.L.P.


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                               CONSENT OF COUNSEL




         We consent to the use of our opinion, to the incorporation by reference of such opinion as an exhibit to the Form SB-2 and to the reference to our firm under the headings "The Conversion - Income Tax Consequences" and "Legal and Tax Matters" in the Prospectus and proxy statement included in this Form S-1. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                           /s/ SILVER, FREEDMAN & TAFF, L.L.P.


                                           SILVER, FREEDMAN & TAFF, L.L.P.



Washington, D.C.
September 22, 1997